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                                                                   EXHIBIT 3.10a


                            ARTICLES OF INCORPORATION

                                       OF

                              EARL'S SUPPLY COMPANY


KNOW ALL MEN BY THESE PRESENTS:


         That we, the undersigned, for the purpose of forming a corporation under the laws of the State of California, do certify:

         FIRST:  That the name of the corporation is

                              EARL'S SUPPLY COMPANY

         SECOND:  The corporation's purposes are:

                  (a) That the specific business in which the corporation is primarily to engage is the sale and distribution of surplus aircraft parts for profit.

                  (b) To generally engage in the business of owning and operating a surplus aircraft parts business and in the buying, selling, manufacturing, using, leasing and otherwise dealing in goods, wares, merchandise and real and personal property of all kinds.

                  (c) To engage in any business related or unrelated to those described in clauses (a) and (b) by this Article SECOND and from time to time authorized or approved by the directors of this corporation.

                  (d) To act as partner or joint venturer or in any other legal capacity in any transaction.

                  (e)      To do business anywhere in the world; and



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                  (f)      To have and exercise all rights and powers from time
to time granted to a corporation by law.

         The above purpose clauses shall not be limited by reference to or inference from one another, but each such purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

         THIRD: The County in this State where the principal office for the transaction of the business of the corporation is located is the County of Los Angeles.

         FOURTH:  (a)      That the number of directors of the corporation is
three (3).

                  (b) That the names and addresses of the persons who are appointed to act as first directors are:

                  EARL J. FOUTS              15312 Gerkin Avenue
                                             Lawndale, California 90260

                  WANDA L. FOUTS             15312 Gerkin Avenue
                                             Lawndale, California 90260

                  ROBERT E. FOUTS            21002 South Menlo
                                             Torrance, California

         FIFTH:   (a)      The total number of shares which the corporation is
authorized to issue is Twenty Thousand (20,000) shares of common stock.

                  (b) The aggregate par value of said shares is Two Hundred Thousand Dollars ($200,000.00), and the par value of each share is Ten Dollars ($10.00).



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         IN WITNESS WHEREOF, the undersigned and above-named incorporators and first directors of this corporation have executed these Articles of Incorporation this 15th day of September, 1970.



                                                        /s/ EARL J. FOUTS
                                                      -------------------------

                                                        /s/ WANDA L. FOUTS
                                                      -------------------------


                                                        /s/ ROBERT E. FOUTS
                                                      -------------------------



STATE OF CALIFORNIA                     )
                                        )  SS
COUNTY OF LOS ANGELES                   )

         On September 15, 1970, before me the undersigned, a Notary Public in and for said County and State, personally appeared EARL J. FOUTS, WANDA L. FOUTS, and ROBERT E. FOUTS, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation and acknowledged to me that they executed the same.

         WITNESS my hand and official seal.


                                             /s/ Edward Trabin
                                 ----------------------------------------------
                                 Notary Public in and for said County and State

(Seal)














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